Exhibit 23.2

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B    GST Reg No: M90367663E     Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-276955) of Bit Digital, Inc. of our report dated April 27, 2023, relating to our audits of the consolidated financial statements of Bit Digital, Inc. and subsidiaries, which appears in the Annual Report on Form 20-F of Bit Digital, Inc. for the year ended December 31, 2022.

Our report includes an explanatory paragraph regarding the restatement of previously issued consolidated financial statements as of December 31, 2021 and for the years ended December 31, 2021 and 2020 to correct misstatements.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Audit Alliance LLP
February 23, 2024
Singapore